Exhibit 10.1

VIRTUAL
OFFICE SERVICE AGREEMENT

     THIS AGREEMENT, made and entered into this 8th of November, 2007, by and between Ann Conlon Enterprises, LLC, doing business as Stratis Business Centers of Piscataway, herein referred to as STRATIS, and Rio Ridge Resources, Corp, herein referred to as CLIENT.

     WHEREAS, STRATIS operates a suite of offices with support services located at 200 Centennial Ave, Suite 200, Piscataway, NJ 08854 and

     WHEREAS, CLIENT desires to use such services,

CLIENT agrees to pay as the basic service charge for telephone and guest reception nine (9) hours per day, 8:30 a.m. to 5:30 p.m. Monday through Friday, except holidays; one voice mail box; and mail handling and package receipt, the Basic Service Charge of One Hundred Eighteen Dollars and Seventy-five Cents ($118.75) per month commencing November 9, 2007 and ending October 31, 2008. This agreement may be renewed monthly. CLIENT agrees to pay Zero Dollars ($0.00) per month for local telephone service line charge for use of one inbound telephone number, which number shall remain property of STRATIS. The first month's pro-rated service charge and a security deposit of One Hundred Eighteen Dollars and Seventy-five Cents ($118.75) must be paid in advance. Additional business center services as described in the attached Preferred Schedule of Services are available at rates established by STRATIS from time to time.

Charges for services not paid by the fifth day of the month in which due are subject to a Twenty-five dollar ($25.00) service charge. In the event payment is not received by the tenth (10th) day of the month, there shall be added a late payment service charge equal to five percent (5%) of the amount due. In the event payments are not made by the tenth (10th) day of the month in which due, STRATIS reserves the right to discontinue service without notice.

STRATIS is relieved of any responsibility for any loss, delay or inaccuracy of any message. STRATIS does not assume any liability for any operational problem and/or act of God which is beyond its control.

This agreement shall replace all prior negotiations, agreements or representations and may only modified in writing as signed by both parties. STRATIS has appointed Kirstin Uptegrove as sole agent authorized to represent, negotiate and bind STRATIS. CLIENT has appointed Venugopal Rao Balla as sole agent authorized to represent, negotiate and bind CLIENT.

AGREED to as of the date first above written.

By:	________________________
Kirstin Uptegrove
Its: Assistant Manager

By:	VENUGOPAL RAO BALLA
Venugopal Rao Balla
Its: